Exhibit 99.2

Supplemental Financial Information

For the three months ended March 31, 2019

The Macerich Company

Supplemental Financial and Operating Information

Table of Contents

All information included in this supplemental financial package is unaudited, unless otherwise indicated.

Page No.
Corporate Overview	1-4
Overview	1-2
Capital Information and Market Capitalization	3
Changes in Total Common and Equivalent Shares/Units	4
Financial Data	5-11
Consolidated Statements of Operations (Unaudited)	5
Consolidated Balance Sheet (Unaudited)	6
Non-GAAP Pro Rata Financial Information (Unaudited)	7-9
2019 Guidance Range	10
Supplemental FFO Information	11
Capital Expenditures	12
Operational Data	13-27
Sales Per Square Foot	13
Sales Per Square Foot by Property Ranking	14-17
Occupancy	18
Average Base Rent Per Square Foot	19
Cost of Occupancy	20
Percentage of Net Operating Income by State	21
Property Listing	22-25
Joint Venture List	26-27
Debt Tables	28-30
Debt Summary	28
Outstanding Debt by Maturity Date	29-30
Development Pipeline	31
Corporate Information	32

This Supplemental Financial Information should be read in connection with the Company’s first quarter 2019 earnings announcement (included as Exhibit 99.1 of the Company’s Current Report on 8-K, event date May 2, 2019) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Financial Information.

The Macerich Company

Supplemental Financial and Operating Information

Overview

The Macerich Company (the “Company”) is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional shopping centers located in the United States in many of the country’s most attractive, densely populated markets with significant presence on the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor.

The Company is the sole general partner of, and owns a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”).

As of March 31, 2019, the Operating Partnership owned or had an ownership interest in 51 million square feet of gross leasable area (“GLA”) consisting primarily of interests in 47 regional shopping centers and five community/power shopping centers. These 52 centers (which include any related office space) are referred to hereinafter as the “Centers”, unless the context requires otherwise.

A recognized leader in sustainability, Macerich has earned Nareit’s prestigious “Leader in the Light” award every year from 2014-2018. For the fourth straight year in 2018 Macerich achieved the #1 GRESB ranking in the North American Retail Sector, among many other environmental accomplishments.

The Company is a self-administered and self-managed real estate investment trust (“REIT”) and conducts all of its operations through the Operating Partnership and the Company’s management companies (collectively, the “Management Companies”).

All references to the Company in this Exhibit include the Company, those entities owned or controlled by the Company and predecessors of the Company, unless the context indicates otherwise.

The Company presents certain measures in this Exhibit on a pro rata basis which represents (i) the measure on a consolidated basis, minus the Company’s partners’ share of the measure from its consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of the measure from its unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that these measures provide useful information to investors regarding its financial condition and/or results of operations because they include the Company’s share of the applicable amount from unconsolidated joint ventures and exclude the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and the Company believes that presenting various measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its economic interest in these joint ventures. Management also uses these measures to evaluate regional property level performance and to make decisions about resource allocations. The Company’s economic interest (as distinct from its legal ownership interest) in certain of its joint ventures could fluctuate from time to time and may not wholly align with its legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, the Company does not control its unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent the Company’s legal claim to such items.

This document contains information constituting forward-looking statements and includes expectations regarding the Company’s future operational results as well as development, redevelopment and expansion activities. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing, operating expenses, and competition; adverse changes in the real estate markets, including the liquidity of real estate investments; and risks of real estate development, redevelopment, and expansion, including availability, terms and cost of financing, construction delays, environmental and safety requirements, budget overruns, sunk costs and lease-up; the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, and occupancy and other required governmental permits and authorizations; and governmental actions and initiatives (including legislative and regulatory changes) as well as terrorist activities or other acts of violence which could adversely affect all of the above factors. Furthermore, occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events unless required by law to do so.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Capital Information and Market Capitalization

	Period Ended
	3/31/2019	12/31/2018	12/31/2017
	dollars in thousands, except per share data
Closing common stock price per share	$43.35	$43.28	$65.68
52 week high	$60.95	$69.73	$73.34
52 week low	$40.90	$40.90	$52.12
Shares outstanding at end of period
Class A non-participating convertible preferred units	90,619	90,619	90,619
Common shares and partnership units	151,748,038	151,655,147	151,253,557

Total common and equivalent shares/units outstanding	151,838,657	151,745,766	151,344,176

Portfolio capitalization data
Total portfolio debt, including joint ventures at pro rata	$7,880,943	$7,850,669	$7,692,719
Equity market capitalization	6,582,206	6,567,557	9,940,285

Total market capitalization	$14,463,149	$14,418,226	$17,633,004

Debt as a percentage of total market capitalization	54.5%	54.5%	43.6%

Portfolio Capitalization at March 31, 2019

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Changes in Total Common and Equivalent Shares/Units

	Partnership Units	Company Common Shares	Class A Non-Participating Convertible Preferred Units	Total Common and Equivalent Shares/ Units
Balance as of December 31, 2018	10,433,435	141,221,712	90,619	151,745,766
Conversion of partnership units to cash	(590)	—	—	(590)
Conversion of partnership units to common shares	(21,000)	21,000	—	—
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	3,407	90,074	—	93,481

Balance as of March 31,2019	10,415,252	141,332,786	90,619	151,838,657

The Macerich Company

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands)

For the Three Months Ended March 31, 2019
Revenues:
Leasing revenue	$211,008
Other income	5,334
Management Companies’ revenues	10,180

Total revenues	226,522

Expenses:
Shopping center and operating expenses	69,604
Management Companies’ operating expenses	19,014
Leasing expenses	7,505
REIT general and administrative expenses	6,961
Depreciation and amortization	81,468
Interest expense	38,357
Loss on extinguishment of debt	351

Total expenses	223,260
Equity in income of unconsolidated joint ventures	12,243
Income tax expense	(346)
Loss on sale or write down of assets, net	(6,316)

Net income	8,843
Less net income attributable to noncontrolling interests	1,019

Net income attributable to the Company	$7,824

The Macerich Company

Consolidated Balance Sheet (Unaudited)

As of March 31, 2019

(Dollars in thousands)

ASSETS:
Property, net (a)	$6,737,198
Cash and cash equivalents	111,022
Restricted cash	43,053
Tenant and other receivables, net	104,738
Right-of-use assets, net	156,260
Deferred charges and other assets, net	307,667
Due from affiliates	14,903
Investments in unconsolidated joint ventures	1,528,080

Total assets	$9,002,921

LIABILITIES AND EQUITY:
Mortgage notes payable	$4,162,072
Bank and other notes payable	848,948
Accounts payable and accrued expenses	59,024
Lease liabilities	122,105
Other accrued liabilities	244,649
Distributions in excess of investments in unconsolidated joint ventures	116,634
Financing arrangement obligation	364,220

Total liabilities	5,917,652

Commitments and contingencies
Equity:
Stockholders’ equity:
Common stock	1,413
Additional paid-in capital	4,574,600
Accumulated deficit	(1,714,789)
Accumulated other comprehensive loss	(6,511)

Total stockholders’ equity	2,854,713
Noncontrolling interests	230,556

Total equity	3,085,269

Total liabilities and equity	$9,002,921

(a)	Includes construction in progress of $200,893.

The Macerich Company

Non-GAAP Pro Rata Financial Information (Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31, 2019
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company’s Share of Unconsolidated Joint Ventures
Revenues:
Leasing revenue	$(12,877)	$113,741
Other income	(133)	6,779

Total revenues	(13,010)	120,520

Expenses:
Shopping center and operating expenses	(3,750)	35,007
Leasing expenses	(181)	1,147
Depreciation and amortization	(3,645)	44,998
Interest expense	(4,992)	27,054

Total expenses	(12,568)	108,206
Equity in income of unconsolidated joint ventures	—	(12,243)
Loss on sale or write down of assets, net	—	(71)

Net income	(442)	—
Less net income attributable to noncontrolling interests	(442)	—

Net income attributable to the Company	$—	$—

(a)	Represents the Company’s partners’ share of consolidated joint ventures.

The Macerich Company

Non-GAAP Pro Rata Financial Information (Unaudited)

(Dollars in thousands)

	As of March 31, 2019
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company’s Share of Unconsolidated Joint Ventures
ASSETS:
Property, net (b)	$(347,501)	$4,457,944
Cash and cash equivalents	(10,809)	104,737
Restricted cash	—	10,431
Tenant and other receivables, net	(5,070)	60,032
Right-of-use assets, net	(782)	28,649
Deferred charges and other assets, net	(4,228)	190,182
Due from affiliates	399	(5,280)
Investments in unconsolidated joint ventures, at equity	—	(1,528,080)

Total assets	$(367,991)	$3,318,615

LIABILITIES AND EQUITY:
Mortgage notes payable	$(316,713)	$3,004,357
Bank and other notes payable	(1,736)	184,015
Accounts payable and accrued expenses	(2,566)	54,012
Lease liabilities	(782)	28,649
Other accrued liabilities	(10,261)	164,216
Distributions in excess of investments in unconsolidated joint ventures	—	(116,634)
Financing arrangement obligation	(364,220)	—

Total liabilities	(696,278)	3,318,615

Equity:
Stockholders’ equity	348,597	—
Noncontrolling interests	(20,310)	—

Total equity	328,287	—

Total liabilities and equity	$(367,991)	$3,318,615

(a)	Represents the Company’s partners’ share of consolidated joint ventures.
(b)

This includes $12,395 of construction in progress relating to the Company’s partners’ share from consolidated joint ventures and $287,499 of construction in progress relating to the Company’s share from unconsolidated joint ventures.

The Macerich Company

Non-GAAP Pro Rata Schedule of Leasing Revenue (Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31, 2019
	Consolidated	Non- Controlling Interests (a)	Company’s Consolidated Share	Company’s Share of Unconsolidated Joint Ventures	Company’s Total Share
Revenues:
Minimum rents	$141,041	$(8,299)	$132,742	$80,892	$213,634
Percentage rents	2,126	(63)	2,063	1,471	3,534
Tenant recoveries	64,209	(4,171)	60,038	29,853	89,891
Other	5,458	(362)	5,096	2,143	7,239
Less: Bad debt expense	(1,826)	18	(1,808)	(618)	(2,426)

Total leasing revenue	$211,008	$(12,877)	$198,131	$113,741	$311,872

(a) Represents the Company’s partners’ share of consolidated joint ventures.

The Macerich Company

2019 Guidance Range (Unaudited)

The Company is re-affirming its FFO per share-diluted guidance and is revising its previous estimate of EPS-diluted guidance to reflect its current expectation for 2019. A reconciliation of estimated EPS to FFO per share-diluted follows:

Year 2019 Guidance
Earnings per share—diluted	$0.41 - $0.49
Plus: real estate depreciation and amortization	$3.17 - $3.17
Less: Impact of financing expense in connection with ASC 606 (Chandler Freehold)	$0.08 - $0.08

FFO per share—diluted	$3.50 - $3.58
Plus: Impact of adoption of ASC 842(c)	$0.15 - $0.15

FFO per share—diluted, excluding impact of ASC 842	$3.65 - $3.73

Underlying Assumptions to 2019 Guidance
Cash Same Center Net Operating Income (“NOI”) Growth(a)
Excluding lease termination income	0.5% - 1.0%

	Year 2019 ($ millions)(b)	Year 2019 FFO / Share Impact
Lease termination income	$12	$0.08
Capitalized interest	$30	$0.20
Bad debt expense	($5)	($0.03)
Dilutive impact on 2019 of assets sold in 2018	($4)	($0.03)
Straight-line rental income	$17	$0.11
Amortization of acquired above and below-market leases (net-revenue)	$10	$0.07
Leasing expenses(c)	$36	$0.24
Interest expense(d)	$298

(a)	Excludes non-cash items of straight-line and above/below market adjustments to minimum rents.
(b)	All joint venture amounts included at pro rata.
(c)

In conjunction with the adoption of the new lease accounting standard, ASC 842, Leases (“ASC 842”), the Company estimates it will incur uncapitalized leasing expenses in 2019 of approximately $36 million. The Company incurred approximately $13 million of uncapitalized leasing expenses in 2018 prior to adoption of ASC 842. Therefore, the incremental impact of adopting ASC 842 is estimated at approximately $23 million.

(d)

This does not include financing expense in accordance with ASC 606 (Chandler Freehold) totaling $7 million. This amount represents the Company’s joint venture partner’s share of net income from Chandler Freehold, a consolidated joint venture. Including this $7 million, interest expense would be $305 million.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Supplemental FFO Information(a)

	As of March 31,
	2019	2018
	dollars in millions
Straight-line rent receivable	$115.2	$100.5

	For the Three Months Ended March 31,
	2019	2018
	dollars in millions
Lease termination income	$0.7	$2.9
Straight-line rental income	$3.6	$4.2
Business development and parking income (b)	$13.3	$13.6
Gain (loss) on sales or write down of undepreciated assets	$0.5	$(1.3)
Amortization of acquired above and below-market leases (net revenue)	$2.4	$4.0
Amortization of debt premiums	$0.2	$0.2
Bad debt expense (c)	$2.4	$1.7
Leasing expenses	$8.5	$3.3
Interest capitalized	$6.9	$6.7

Chandler Freehold financing arrangement (d):
Distributions equal to partners’ share of net income	$1.9	$2.0
Distributions in excess of partners’ share of net income (e)	1.9	1.6
Fair value adjustment (e)	(14.3)	4.4

Total interest (income) expense (d)	($10.5)	$8.0

(a)	All joint venture amounts included at pro rata.
(b)	Included in leasing revenue and other income.
(c)	Included in leasing revenue for the three months ended March 31, 2019 and included in shopping center and operating expenses for the three months ended March 31, 2018.
(d)	Included in interest expense.
(e)

The Company excludes from its definition of FFO the expenses related to changes in fair value of the financing arrangement and the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Capital Expenditures(a)

	For the Three Months Ended		Year Ended 12/31/18	Year Ended 12/31/17
	3/31/2019	3/31/2018
	dollars in millions
Consolidated Centers
Acquisitions of property, building improvement and equipment	$9.9	$4.8	$53.4	$38.2
Development, redevelopment, expansions and renovations of Centers	14.4	37.7	173.3	152.1
Tenant allowances	3.5	2.1	12.6	11.5
Deferred leasing charges	1.4	5.0	17.3	26.5

Total	$29.2	$49.6	$256.6	$228.3

Unconsolidated Joint Venture Centers
Acquisitions of property, building improvement and equipment	$1.2	$1.9	$15.7	$16.0
Development, redevelopment, expansions and renovations of Centers	47.9	25.9	145.9	121.8
Tenant allowances	1.7	0.9	8.7	6.8
Deferred leasing charges	0.9	2.8	10.9	6.2

Total	$51.7	$31.5	$181.2	$150.8

(a)	All joint venture amounts at pro rata.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Regional Shopping Center Portfolio

Sales Per Square Foot(a)

	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
03/31/2019	$612	$925	$746
03/31/2018	$598	$808	$686
12/31/2018	$612	$882	$726
12/31/2017	$584	$765	$660

(a)

Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants that have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under for regional shopping centers. Sales per square foot exclude Centers under development and redevelopment.

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot			Occupancy			Cost of Occupancy for the trailing 12 months Ended 3/31/2019 (c)	% of Portfolio 2019 Forecast Pro Rata Real Estate NOI (d)
Properties	3/31/2019 (a)	12/31/2018 (a)	3/31/2018 (a)	3/31/2019 (b)	12/31/2018 (b)	3/31/2018 (b)
Group 1: Top 10
Corte Madera, Village at	$2,357	$2,166	$1,646	95.0%	94.4%	94.0%
Broadway Plaza	$2,023	$1,752	$1,325	98.4%	99.4%	97.8%
Queens Center	$1,499	$1,506	$1,473	92.1%	99.7%	98.5%
Washington Square	$1,385	$1,261	$1,156	98.4%	98.8%	96.0%
Kierland Commons	$1,281	$1,137	$718	97.5%	97.8%	93.9%
Scottsdale Fashion Square	$1,226	$1,159	$1,008	91.8%	92.1%	88.2%
Tysons Corner Center	$963	$986	$990	96.3%	96.8%	95.1%
Los Cerritos Center	$956	$1,003	$966	99.2%	96.5%	97.0%
North Bridge, The Shops at	$879	$881	$880	98.0%	98.2%	95.4%
Country Club Plaza	n/a	n/a	n/a	n/a	n/a	n/a

Total Top 10:	$1,232	$1,181	$1,058	96.2%	96.8%	94.6%	11.9%	32.3%

Group 2: Top 11-20
Tucson La Encantada	$866	$856	$841	95.4%	97.0%	91.7%
Fashion Outlets of Chicago	$839	$839	$810	98.2%	98.0%	95.5%
Santa Monica Place	$813	$808	$802	93.9%	93.4%	89.1%
Arrowhead Towne Center	$812	$808	$784	97.2%	97.2%	96.7%
Fresno Fashion Fair	$770	$750	$734	90.5%	95.2%	93.1%
Twenty Ninth Street	$727	$712	$667	96.2%	97.1%	94.7%
Vintage Faire Mall	$705	$709	$694	97.2%	97.3%	98.0%
Chandler Fashion Center	$705	$715	$685	96.8%	97.6%	95.9%
Kings Plaza Shopping Center	$699	$701	$682	99.0%	97.9%	98.0%
Biltmore Fashion Park	$698	$670	$981	88.3%	91.0%	93.0%

Total Top 11-20:	$762	$741	$733	94.3%	95.0%	93.9%	12.2%	25.5%

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot			Occupancy			Cost of Occupancy for the trailing 12 months Ended 3/31/2019 (c)	% of Portfolio 2019 Forecast Pro Rata Real Estate NOI (d)
Properties	3/31/2019 (a)	12/31/2018 (a)	3/31/2018 (a)	3/31/2019 (b)	12/31/2018 (b)	3/31/2018 (b)
Group 3: Top 21-30
Stonewood Center	$670	$665	$662	93.8%	91.9%	92.4%
Oaks, The	$668	$654	$629	93.0%	88.9%	87.3%
Green Acres Mall	$653	$638	$646	96.9%	98.0%	97.9%
Danbury Fair Mall	$624	$627	$622	95.6%	96.1%	91.0%
Freehold Raceway Mall	$609	$639	$638	97.4%	97.8%	97.0%
SanTan Village Regional Center	$601	$588	$559	96.3%	98.1%	97.3%
FlatIron Crossing	$580	$579	$575	96.8%	97.2%	96.0%
Victor Valley, Mall of	$551	$565	$544	97.2%	98.1%	96.8%
Inland Center	$515	$541	$544	96.0%	97.0%	87.3%
Deptford Mall	$514	$525	$535	98.1%	97.4%	97.0%

Total Top 21-30:	$605	$608	$601	96.2%	96.2%	94.7%	13.8%	25.1%

Group 4: Top 31-40
Lakewood Center	$499	$491	$488	97.8%	97.0%	95.3%
La Cumbre Plaza	$495	$488	$480	78.9%	80.7%	89.0%
South Plains Mall	$489	$474	$446	91.4%	92.0%	90.1%
West Acres	$452	$467	$468	95.7%	97.2%	97.5%
Pacific View	$450	$450	$428	88.8%	91.3%	95.0%
Valley River Center	$439	$453	$446	95.8%	95.7%	95.2%
Superstition Springs Center	$371	$366	$364	94.6%	96.8%	90.4%
Eastland Mall	$360	$360	$363	94.5%	94.9%	95.2%
Desert Sky Mall	$344	$346	$327	99.4%	99.1%	96.5%
Fashion Outlets of Niagara Falls USA	$332	$340	$354	91.5%	93.9%	93.5%

Total Top 31-40:	$421	$420	$417	93.9%	94.7%	94.1%	13.4%	13.1%

Total Top 40:	$774	$753	$711	95.2%	95.7%	94.4%	12.4%	96.0%

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot			Occupancy			Cost of Occupancy for the trailing 12 months Ended 3/31/2019 (c)	% of Portfolio 2019 Forecast Pro Rata Real Estate NOI (d)
Properties	3/31/2019 (a)	12/31/2018 (a)	3/31/2018 (a)	3/31/2019 (b)	12/31/2018 (b)	3/31/2018 (b)
Group 5: 41-45
NorthPark Mall
SouthPark Mall
Towne Mall
Valley Mall
Wilton Mall

Total 41-45:	$286	$286	$286	87.6%	90.8%	89.9%	11.1%

Centers under Redevelopment
Fashion District Philadelphia (e) (f)
Paradise Valley Mall (e)
47 REGIONAL SHOPPING CENTERS (g)	$746	$726	$686	94.7%	95.4%	94.0%	12.4%	98.3%

Community / Power Centers and various other assets								1.7%

TOTAL ALL PROPERTIES							12.4%	100.0%

The Macerich Company

Notes to Sales Per Square Foot by Property Ranking (unaudited)

Footnotes

(a)

Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants that have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under. Properties are ranked by Sales per square foot as of March 31, 2019.

(b)	Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Occupancy excludes Centers under development and redevelopment.
(c)

Cost of Occupancy represents “Tenant Occupancy Costs” divided by “Tenant Sales”. Tenant Occupancy Costs in this calculation are the amounts paid to the Company, including minimum rents, percentage rents and recoverable expenditures, which consist primarily of property operating expenses, real estate taxes and repair and maintenance expenditures.

(d)

The percentage of Portfolio 2019 Forecast Pro Rata Real Estate NOI is based on the guidance range provided on May 2, 2019, see page 9. Real Estate NOI excludes straight-line and above/below market adjustments to minimum rents. Real Estate NOI also does not reflect REIT expenses and Management Company revenues and expenses. See the Company’s forward-looking statements disclosure on pages 1 and 2 for factors that may affect the information provided in this column.

(e)

These assets are under redevelopment including demolition and reconfiguration of the Centers and tenant spaces. Accordingly, the Sales per square foot and Occupancy during the periods of redevelopment are not included.

(f)	On July 30, 2014, the Company formed a joint venture to redevelop and rebrand The Gallery in Philadelphia, Pennsylvania.
(g)	Properties sold prior to March 31, 2019 are excluded in both current and prior periods above.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Occupancy(a)

Regional Shopping Centers: Period Ended	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
03/31/2019	94.0%	95.5%	94.7%
03/31/2018	93.9%	94.1%	94.0%
12/31/2018	95.2%	95.6%	95.4%
12/31/2017	94.4%	95.6%	95.0%

(a)	Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Occupancy excludes Centers under development and redevelopment.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Average Base Rent Per Square Foot(a)

	Average Base Rent PSF(b)	Average Base Rent PSF on Leases Executed during the trailing twelve months ended(c)	Average Base Rent PSF on Leases Expiring(d) during the trailing twelve months ended
Consolidated Centers
03/31/2019	$58.47	$55.13	$50.11
03/31/2018	$56.32	$57.33	$49.45
12/31/2018	$56.82	$54.00	$49.07
12/31/2017	$55.08	$57.36	$49.61
Unconsolidated Joint Venture Centers
03/31/2019	$65.42	$68.06	$61.10
03/31/2018	$62.91	$63.38	$56.67
12/31/2018	$63.84	$66.95	$59.49
12/31/2017	$60.99	$63.50	$55.50
All Regional Shopping Centers
03/31/2019	$60.74	$58.85	$53.01
03/31/2018	$58.44	$59.12	$51.55
12/31/2018	$59.09	$57.55	$51.80
12/31/2017	$56.97	$59.20	$51.39

(a)	Average base rent per square foot is based on spaces 10,000 square feet and under. All joint venture amounts are included at pro rata. Centers under development and redevelopment are excluded.
(b)

Average base rent per square foot gives effect to the terms of each lease in effect, as of the applicable date, including any concessions, abatements and other adjustments or allowances that have been granted to the tenants.

(c)	The average base rent per square foot on leases executed during the period represents the actual rent to be paid during the first twelve months.
(d)	The average base rent per square foot on leases expiring during the period represents the final year minimum rent on a cash basis.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Cost of Occupancy

	For the trailing twelve months ended March 31, 2019	For Years Ended December 31,
		2018	2017
Consolidated Centers
Minimum rents	9.4%	9.3%	9.5%
Percentage rents	0.3%	0.3%	0.3%
Expense recoveries(a)	4.0%	3.9%	4.2%

Total	13.7%	13.5%	14.0%

	For the trailing twelve months ended March 31, 2019	For Years Ended December 31,
		2018	2017
Unconsolidated Joint Venture Centers
Minimum rents	7.7%	7.8%	8.6%
Percentage rents	0.3%	0.3%	0.3%
Expense recoveries(a)	3.3%	3.4%	3.8%

Total	11.3%	11.5%	12.7%

	For the trailing twelve months ended March 31, 2019	For Years Ended December 31,
		2018	2017
All Centers
Minimum rents	8.5%	8.5%	9.0%
Percentage rents	0.3%	0.3%	0.3%
Expense recoveries(a)	3.6%	3.6%	4.0%

Total	12.4%	12.4%	13.3%

(a)	Represents real estate tax and common area maintenance charges.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Percentage of Net Operating Income by State

State	% of Portfolio 2019 Forecast Real Estate Pro Rata NOI(a)
California	27.5%
New York	22.9%
Arizona	15.9%
Colorado, Illinois & Missouri	9.3%
Pennsylvania & Virginia	9.1%
New Jersey & Connecticut	7.3%
Oregon	4.1%
Other(b)	3.9%

Total	100.0%

(a)

The percentage of Portfolio 2019 Forecast Pro Rata Real Estate NOI is based on guidance provided on May 2, 2019, see page 9. Real Estate NOI excludes straight-line and above/below market adjustments to minimum rents. Real Estate NOI also does not reflect REIT expenses and Management Company revenues and expenses. See the Company’s forward-looking statements disclosure on pages 1 and 2 for factors that may affect the information provided in this column.

(b)	“Other” includes Indiana, Iowa, Kentucky, North Dakota and Texas.

The Macerich Company

Property Listing

March 31, 2019

The following table sets forth certain information regarding the Centers and other locations that are wholly owned or partly owned by the Company.

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
	CONSOLIDATED CENTERS:
1	50.1%	Chandler Fashion Center Chandler, Arizona	2001/2002	—	1,318,000
2	100%	Danbury Fair Mall Danbury, Connecticut	1986/2005	2016	1,268,000
3	100%	Desert Sky Mall Phoenix, Arizona	1981/2002	2007	746,000
4	100%	Eastland Mall(c) Evansville, Indiana	1978/1998	1996	1,034,000
5	100%	Fashion Outlets of Chicago Rosemont, Illinois	2013/—	—	539,000
6	100%	Fashion Outlets of Niagara Falls USA Niagara Falls, New York	1982/2011	2014	689,000
7	50.1%	Freehold Raceway Mall Freehold, New Jersey	1990/2005	2007	1,672,000
8	100%	Fresno Fashion Fair Fresno, California	1970/1996	2006	991,000
9	100%	Green Acres Mall(c) Valley Stream, New York	1956/2013	2016	2,082,000
10	100%	Inland Center San Bernardino, California	1966/2004	2016	870,000
11	100%	Kings Plaza Shopping Center(c) Brooklyn, New York	1971/2012	2018	1,137,000
12	100%	La Cumbre Plaza(c) Santa Barbara, California	1967/2004	1989	492,000
13	100%	NorthPark Mall Davenport, Iowa	1973/1998	2001	934,000
14	100%	Oaks, The Thousand Oaks, California	1978/2002	2009	1,205,000
15	100%	Pacific View Ventura, California	1965/1996	2001	1,061,000
16	100%	Queens Center(c) Queens, New York	1973/1995	2004	964,000
17	100%	Santa Monica Place Santa Monica, California	1980/1999	2015	526,000
18	84.9%	SanTan Village Regional Center Gilbert, Arizona	2007/—	2018	1,119,000
19	100%	SouthPark Mall Moline, Illinois	1974/1998	2015	863,000
20	100%	Stonewood Center(c) Downey, California	1953/1997	1991	934,000
21	100%	Superstition Springs Center Mesa, Arizona	1990/2002	2002	917,000
22	100%	Towne Mall Elizabethtown, Kentucky	1985/2005	1989	350,000

The Macerich Company

Property Listing

March 31, 2019

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
23	100%	Tucson La Encantada Tucson, Arizona	2002/2002	2005	246,000
24	100%	Valley Mall Harrisonburg, Virginia	1978/1998	1992	506,000
25	100%	Valley River Center Eugene, Oregon	1969/2006	2007	872,000
26	100%	Victor Valley, Mall of Victorville, California	1986/2004	2012	577,000
27	100%	Vintage Faire Mall Modesto, California	1977/1996	2008	1,138,000
28	100%	Wilton Mall Saratoga Springs, New York	1990/2005	1998	734,000

		Total Consolidated Centers			25,784,000

UNCONSOLIDATED JOINT VENTURE CENTERS:
29	60%	Arrowhead Towne Center Glendale, Arizona	1993/2002	2015	1,197,000
30	50%	Biltmore Fashion Park Phoenix, Arizona	1963/2003	2006	517,000
31	50%	Broadway Plaza Walnut Creek, California	1951/1985	2016	887,000
32	50.1%	Corte Madera, The Village at Corte Madera, California	1985/1998	2005	460,000
33	50%	Country Club Plaza Kansas City, Missouri	1922/2016	2015	1,003,000
34	51%	Deptford Mall Deptford, New Jersey	1975/2006	1990	1,042,000
35	51%	FlatIron Crossing Broomfield, Colorado	2000/2002	2009	1,428,000
36	50%	Kierland Commons Scottsdale, Arizona	1999/2005	2003	437,000
37	60%	Lakewood Center Lakewood, California	1953/1975	2008	2,071,000
38	60%	Los Cerritos Center Cerritos, California	1971/1999	2016	1,303,000
39	50%	North Bridge, The Shops at(c) Chicago, Illinois	1998/2008	—	669,000
40	50%	Scottsdale Fashion Square Scottsdale, Arizona	1961/2002	2018	1,837,000
41	60%	South Plains Mall Lubbock, Texas	1972/1998	2017	1,135,000
42	51%	Twenty Ninth Street(c) Boulder, Colorado	1963/1979	2007	845,000
43	50%	Tysons Corner Center Tysons Corner, Virginia	1968/2005	2014	1,973,000
44	60%	Washington Square Portland, Oregon	1974/1999	2005	1,446,000
45	19%	West Acres Fargo, North Dakota	1972/1986	2001	678,000

		Total Unconsolidated Joint Venture Centers			18,928,000

The Macerich Company

Property Listing

March 31, 2019

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
REGIONAL SHOPPING CENTERS UNDER REDEVELOPMENT:
46	50%	Fashion District Philadelphia(d) Philadelphia, Pennsylvania	1977/2014	ongoing	850,000
47	100%	Paradise Valley Mall(e) Phoenix, Arizona	1979/2002	2009	1,202,000

		Total Regional Shopping Centers			46,764,000

COMMUNITY / POWER CENTERS:
1	50%	Atlas Park, The Shops at(d) Queens, New York	2006/2011	2013	370,000
2	50%	Boulevard Shops(d) Chandler, Arizona	2001/2002	2004	185,000
3	100%	Southridge Center(e) Des Moines, Iowa	1975/1998	2013	848,000
4	100%	Superstition Springs Power Center(e) Mesa, Arizona	1990/2002	—	206,000
5	100%	The Marketplace at Flagstaff(c)(e) Flagstaff, Arizona	2007/—	—	268,000

		Total Community / Power Centers			1,877,000

OTHER ASSETS:
	100%	Various(e)(f)			427,000
	86.5%	Estrella Falls(e) Goodyear, Arizona			79,000
	50%	Scottsdale Fashion Square-Office(d) Scottsdale, Arizona			123,000
	50%	Tysons Corner Center-Office(d) Tysons Corner, Virginia			174,000
	50%	Hyatt Regency Tysons Corner Center(d) Tysons Corner, Virginia			290,000
	50%	VITA Tysons Corner Center(d) Tysons Corner, Virginia			510,000
	50%	Tysons Tower(d) Tysons Corner, Virginia			529,000

OTHER ASSETS UNDER REDEVELOPMENT:
	25%	One Westside(d)(g) Los Angeles, California			680,000

		Total Other Assets			2,812,000

		Grand Total at March 31, 2019			51,453,000

(a)

The Company’s ownership interest in this table reflects its legal ownership interest. See footnotes (a) and (b) on pages 25 and 26 regarding the legal versus economic ownership of joint venture entities.

(b)	Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores as of March 31, 2019.
(c)

Portions of the land on which the Center is situated are subject to one or more long-term ground leases. With respect to 43 Centers, the underlying land controlled by the Company is owned in fee entirely by the Company, or, in the case of jointly-owned Centers, by the joint venture property partnership or limited liability company.

The Macerich Company

Property Listing

March 31, 2019

(d)	Included in Unconsolidated Joint Venture Centers.
(e)	Included in Consolidated Centers.
(f)

The Company owns an office building and six stores located at shopping centers not owned by the Company. Of the six stores, one is leased to Kohl’s, two are vacant, and three have been leased for non-Anchor uses. With respect to the office building and three of the six stores, the underlying land is owned in fee entirely by the Company. With respect to the remaining three stores, the underlying land is owned by third parties and leased to the Company pursuant to long-term building or ground leases.

(g)

Plans and entitlements are underway to convert former Regional Shopping Center Westside Pavilion, which closed in January 2019, into an approximately 584,000 square foot Class A creative office campus called One Westside leased solely to Google, while maintaining approximately 96,000 square feet of adjacent entertainment and retail space at 10850 Pico Boulevard.

The Macerich Company

Joint Venture List as of March 31, 2019

The following table sets forth certain information regarding the Centers and other operating properties that are not wholly owned by the Company. This list of properties includes unconsolidated joint ventures, consolidated joint ventures, and financing arrangements. The percentages shown are the effective legal ownership and economic ownership interests of the Company as of March 31, 2019.

Properties	Legal Ownership(a)	Economic Ownership(b)	Joint Venture	Total GLA(c)
Arrowhead Towne Center(d)	60%	60%	New River Associates LLC	1,197,000
Atlas Park, The Shops at	50%	50%	WMAP, L.L.C.	370,000
Biltmore Fashion Park	50%	50%	Biltmore Shopping Center Partners LLC	517,000
Boulevard Shops	50%	50%	Propcor II Associates, LLC	185,000
Broadway Plaza(e)	50%	50%	Macerich HHF Broadway Plaza LLC	887,000
Chandler Fashion Center(d)(f)	50.1%	50.1%	Freehold Chandler Holdings LP	1,318,000
Corte Madera, The Village at	50.1%	50.1%	Corte Madera Village, LLC	460,000
Country Club Plaza	50%	50%	Country Club Plaza KC Partners LLC	1,003,000
Deptford Mall(d)	51%	51%	Macerich HHF Centers LLC	1,042,000
Estrella Falls	86.5%	86.5%	Westcor Goodyear RSC LLC	79,000
Fashion District Philadelphia	50%	50%	Various Entities	850,000
FlatIron Crossing	51%	51%	Macerich HHF Centers LLC	1,428,000
Freehold Raceway Mall(d)(f)	50.1%	50.1%	Freehold Chandler Holdings LP	1,672,000
Hyatt Regency Tysons Corner Center	50%	50%	Tysons Corner Hotel I LLC	290,000
Kierland Commons	50%	50%	Kierland Commons Investment LLC	437,000
Lakewood Center	60%	60%	Pacific Premier Retail LLC	2,071,000
Los Angeles Premium Outlets	50%	50%	CAM-CARSON LLC	—
Los Cerritos Center(d)	60%	60%	Pacific Premier Retail LLC	1,303,000
North Bridge, The Shops at	50%	50%	North Bridge Chicago LLC	669,000
SanTan Village Regional Center	84.9%	84.9%	Westcor SanTan Village LLC	1,119,000
Scottsdale Fashion Square	50%	50%	Scottsdale Fashion Square Partnership	1,837,000
Scottsdale Fashion Square-Office	50%	50%	Scottsdale Fashion Square Partnership	123,000
Macerich Seritage Portfolio(g)	50%	50%	MS Portfolio LLC	1,550,000
South Plains Mall(d)	60%	60%	Pacific Premier Retail LLC	1,135,000
Twenty Ninth Street	51%	51%	Macerich HHF Centers LLC	845,000
Tysons Corner Center	50%	50%	Tysons Corner LLC	1,973,000
Tysons Corner Center-Office	50%	50%	Tysons Corner Property LLC	174,000
Tysons Tower	50%	50%	Tysons Corner Property LLC	529,000
VITA Tysons Corner Center	50%	50%	Tysons Corner Property LLC	510,000
Washington Square(d)	60%	60%	Pacific Premier Retail LLC	1,446,000
West Acres	19%	19%	West Acres Development, LLP	678,000
One Westside(h)	25%	25%	HPP-MAC WSP, LLC	680,000

(a)

This column reflects the Company’s legal ownership in the listed properties as of March 31, 2019. Legal ownership may, at times, not equal the Company’s economic interest in the listed properties because of various provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. As a result, the Company’s actual economic interest (as distinct from its legal ownership interest) in certain of the properties could fluctuate from time to time and may not wholly align with its legal ownership interests. Substantially all of the Company’s joint venture agreements contain rights of first refusal, buy-sell provisions, exit rights, default dilution remedies and/or other break up provisions or remedies which are customary in real estate joint venture agreements and which may, positively or negatively, affect the ultimate realization of cash flow and/or capital or liquidation proceeds.

The Macerich Company

Joint Venture List as of March 31, 2019

(b)

Economic ownership represents the allocation of cash flow to the Company as of March 31, 2019, except as noted below. In cases where the Company receives a current cash distribution greater than its legal ownership percentage due to a capital account greater than its legal ownership percentage, only the legal ownership percentage is shown in this column. The Company’s economic ownership of these properties may fluctuate based on a number of factors, including mortgage refinancings, partnership capital contributions and distributions, and proceeds and gains or losses from asset sales, and the matters set forth in the preceding paragraph.

(c)	Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores as of March 31, 2019.
(d)

These centers have a Sears store which is owned by MS Portfolio LLC, see footnote (g) below. The GLA of the Sears store at the seven centers indicated with footnote (d) in the table above is included in Total GLA at the center level. The GLA for the Sears store at these seven centers plus the GLA of the Sears store at two wholly owned centers, Danbury Fair Mall and Vintage Faire Mall, are also aggregated into the 1,550,000 square feet in the MS Portfolio LLC above.

(e)

In October 2018, the Company’s joint venture partner in Broadway Plaza sold its 50% interest to a third party investor. Thereafter, the joint venture restated its governing documents and changed its name to Macerich HHF Broadway Plaza LLC.

(f)

The joint venture entity was formed in September 2009. Upon liquidation of the partnership, distributions are made in the following order: to the third-party partner until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; to the Company until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; and, thereafter, pro rata 35% to the third-party partner and 65% to the Company.

(g)

On April 30, 2015 Sears Holdings Corporation (“Sears”) and the Company announced that they had formed a joint venture, MS Portfolio LLC. Sears contributed nine stores (located at Arrowhead Towne Center, Chandler Fashion Center, Danbury Fair Mall, Deptford Mall, Freehold Raceway Mall, Los Cerritos Center, South Plains Mall, Vintage Faire Mall and Washington Square) to the joint venture and the Company contributed $150 million in cash to the joint venture. The lease arrangements between Sears and the joint venture provide the ability to create additional value through recapturing certain space leased to Sears in these properties and re-leasing that space to third-party tenants. For example, Primark has leased space in portions of the Sears stores at Danbury Fair Mall and Freehold Raceway Mall. On July 7, 2015, Sears assigned its ownership interest in MS Portfolio LLC to Seritage MS Holdings LLC.

(h)

Plans and entitlements are underway to convert former Regional Shopping Center Westside Pavilion, which closed in January 2019, into an approximately 584,000 square foot Class A creative office campus called One Westside leased solely to Google, while maintaining approximately 96,000 square feet of adjacent entertainment and retail space at 10850 Pico Boulevard. The Company contributed the existing buildings and land valued at $190.0 million to the joint venture on August 31, 2018.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Debt Summary (at Company’s pro rata share) (a)

	As of March 31, 2019
	Fixed Rate	Floating Rate	Total
	(Dollars in thousands)
Mortgage notes payable	$3,736,580	$425,492	$4,162,072
Bank and other notes payable	403,472	445,476	848,948

Total debt per Consolidated Balance Sheet	4,140,052	870,968	5,011,020
Adjustments:
Less: Noncontrolling interests or financing arrangement share of debt from consolidated joint ventures	(318,449)	—	(318,449)

Adjusted Consolidated Debt	3,821,603	870,968	4,692,571
Add: Company’s share of debt from unconsolidated joint ventures	2,959,830	228,542	3,188,372

Total Company’s Pro Rata Share of Debt	$6,781,433	$1,099,510	$7,880,943

Weighted average interest rate	3.91%	4.30%	3.97%
Weighted average maturity (years)			5.20

(a)

The Company’s pro rata share of debt represents (i) consolidated debt, minus the Company’s partners’ share of the amount from consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of debt from unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that this measure provides useful information to investors regarding the Company’s financial condition because it includes the Company’s share of debt from unconsolidated joint ventures and, for consolidated debt, excludes the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and presenting its pro rata share of debt in this manner can help investors better understand the Company’s financial condition after taking into account the Company’s economic interest in these joint ventures. The Company’s pro rata share of debt should not be considered as a substitute to the Company’s total debt determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Outstanding Debt by Maturity Date

	As of March 31, 2019
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate (a)	Fixed	Floating	Total Debt Balance (a)
I. Consolidated Assets:
SanTan Village Regional Center (b)	06/01/19	3.14%	$102,587	$—	$102,587
Chandler Fashion Center (c)	07/01/19	3.77%	100,194	—	100,194
Kings Plaza Shopping Center	12/03/19	3.67%	434,479	—	434,479
Danbury Fair Mall	10/01/20	5.53%	200,336	—	200,336
Fashion Outlets of Niagara Falls USA	10/06/20	4.89%	108,829	—	108,829
Green Acres Mall	02/03/21	3.61%	282,941	—	282,941
Prasada (d)	05/30/21	5.25%	1,736	—	1,736
The Macerich Partnership, L.P. – Line of Credit (e)(f)	07/06/21	4.30%	400,000	—	400,000
Tucson La Encantada	03/01/22	4.23%	64,947	—	64,947
Pacific View	04/01/22	4.08%	120,583	—	120,583
Oaks, The	06/05/22	4.14%	190,832	—	190,832
Towne Mall	11/01/22	4.48%	20,619	—	20,619
Victor Valley, Mall of	09/01/24	4.00%	114,690	—	114,690
Queens Center	01/01/25	3.49%	600,000	—	600,000
Vintage Faire	03/06/26	3.55%	256,741	—	256,741
Fresno Fashion Fair	11/01/26	3.67%	323,509	—	323,509
Freehold Raceway Mall (c)	11/01/29	3.94%	199,525	—	199,525
Fashion Outlets of Chicago	02/01/31	4.61%	299,055	—	299,055

Total Fixed Rate Debt for Consolidated Assets		3.96%	$3,821,603	$—	$3,821,603

Green Acres Commons (f)	03/29/21	5.20%	—	128,236	128,236
The Macerich Partnership, L.P. – Line of Credit (e)(f)	07/06/21	4.11%	—	445,476	445,476
Santa Monica Place (f)	12/09/22	4.08%	—	297,256	297,256

Total Floating Rate Debt for Consolidated Assets		4.26%	$—	$870,968	$870,968

Total Debt for Consolidated Assets		4.02%	$3,821,603	$870,968	$4,692,571

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Outstanding Debt by Maturity Date

	As of March 31, 2019
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate (a)	Fixed	Floating	Total Debt Balance (a)
II. Unconsolidated Assets (At Company’s pro rata share):
FlatIron Crossing (51%)	01/05/21	2.81%	$119,949	$—	$119,949
One Westside-defeased (25%)	10/01/22	4.77%	34,354	—	34,354
Washington Square Mall (60%)	11/01/22	3.65%	330,000	—	330,000
Deptford Mall (51%)	04/03/23	3.55%	92,389	—	92,389
Scottsdale Fashion Square (50%)	04/03/23	3.02%	227,902	—	227,902
Tysons Corner Center (50%)	01/01/24	4.13%	379,772	—	379,772
South Plains Mall (60%)	11/06/25	4.22%	120,000	—	120,000
Twenty Ninth Street (51%)	02/06/26	4.10%	76,500	—	76,500
Country Club Plaza (50%)	04/01/26	3.88%	159,668	—	159,668
Lakewood Center (60%)	06/01/26	4.15%	217,532	—	217,532
Kierland Commons (50%)	04/01/27	3.98%	108,429	—	108,429
Los Cerritos Center (60%)	11/01/27	4.00%	315,000	—	315,000
Arrowhead Towne Center (60%)	02/01/28	4.05%	240,000	—	240,000
North Bridge, The Shops at (50%)	06/01/28	3.71%	187,004	—	187,004
Corte Madera, The Village at (50.1%)	09/01/28	3.53%	112,387	—	112,387
Broadway Plaza (50%)	04/01/30	4.19%	224,422	—	224,422
West Acres (19%)	03/01/32	4.61%	14,522	—	14,522

Total Fixed Rate Debt for Unconsolidated Assets		3.85%	$2,959,830	$—	$2,959,830

Atlas Park (50%) (f)	10/28/21	5.45%	$—	$35,302	$35,302
Pacific Premier Retail LLC (60%)	10/31/22	3.69%	—	60,000	60,000
Fashion District Philadelphia (50%)	01/22/23	4.49%	—	124,015	124,015
Boulevard Shops (50%)	12/05/23	4.66%	—	9,225	9,225

Total Floating Rate Debt for Unconsolidated Assets		4.44%	$—	$228,542	$228,542

Total Debt for Unconsolidated Assets		3.89%	$2,959,830	$228,542	$3,188,372

Total Debt		3.97%	$6,781,433	$1,099,510	$7,880,943

Percentage to Total			86.05%	13.95%	100.00%

(a)

The debt balances include the unamortized debt premiums/discounts and loan finance costs. Debt premiums/discounts represent the excess of the fair value of debt over the principal value of debt assumed in various acquisitions. Debt premiums/discounts and loan finance costs are amortized into interest expense over the remaining term of the related debt in a manner that approximates the effective interest method. The annual interest rate in the table represents the effective interest rate, including the debt premiums/discounts and loan finance costs.

(b)

This property is owned by a consolidated joint venture. The above debt balance represents the Company’s pro rata share of 84.9%. The consolidated joint venture has entered into a loan commitment for a ten-year $220.0 million loan at a fixed rate of 4.30% that is expected to close during the three months ended June 30, 2019.

(c)	This property is owned by a consolidated joint venture. The above debt balance represents the Company’s pro rata share of 50.1%.
(d)	This property is owned by a consolidated joint venture. The above debt balance represents the Company’s pro rata share of 50.0%.
(e)	The revolving line of credit includes an interest rate swap that effectively converts $400 million of the outstanding balance to fixed rate debt through September 30, 2021.
(f)	The maturity date assumes that all available extension options are fully exercised and that the Company and/or its affiliates do not opt to refinance the debt prior to these dates.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Development Pipeline Forecast

(Dollars in millions)

as of March 31, 2019

In-Process Developments and Redevelopments:

Property	Project Type	Total Cost(a)(b) at 100%	Ownership %	Total Cost(a)(b) Pro Rata	Pro Rata Capitalized Costs(b) 3/31/2019	Expected Delivery(a)	Stabilized Yield(a)(b)(c)
Fashion District Philadelphia Philadelphia, PA	Redevelopment of The Gallery in downtown Philadelphia; includes Burlington, Century 21, H&M, AMC Theaters and other retail, entertainment and restaurant uses	$400 - $420(d)	50.0%	$200 - $210(d)	$159	September 2019	7 - 7.5%(d)
Scottsdale Fashion Square Scottsdale, AZ	Redevelopment of former Barneys anchor into a flagship Apple store and an Industrious co-working space; 80,000 sf exterior expansion with restaurants and fitness leading into a luxury wing	$140 - $160	50.0%	$70 - $80	$29	2019	6 - 6.5%
One Westside fka Westside Pavilion Los Angeles, CA	Redevelopment of an existing retail center into an approximately 584,000 sf Class A creative office campus leased solely to Google	$500 - $550(e)	25.0%	$125 - $138(e)	$36	Q3 2022(f)	7.75% - 8.25%(e)

Total In-Process		$1,040 - $1,130		$395 - $428	$224

Shadow Pipeline of Developments and Redevelopments(g):
Property	Project Type	Total Cost(a)(b) at 100%	Ownership %	Total Cost(a)(b) Pro Rata	Pro Rata Capitalized Costs(b) 3/31/2019	Expected Delivery(a)	Stabilized Yield(a)(b)(c)
Sears stores	Includes nine stores owned in a 50/50 joint venture with Seritage, as well as seven wholly-owned Company stores	various	various	$250 - $300 (h)	$4	2020-2024	TBD

Total Shadow Pipeline				$250 - $300	$4

(a)	Much of this information is estimated and may change from time to time. See the Company’s forward-looking disclosure on pages 1 and 2 for factors that may affect the information provided in this table
(b)	This excludes GAAP allocations of non cash and indirect costs.
(c)	Stabilized Yield is calculated based on stabilized income after development divided by project direct costs excluding GAAP allocations of non cash and indirect costs.
(d)

This reflects incremental project costs and income subsequent to the Company’s $106.8 million investment in July 2014. Total Costs are net of $25 million of approved public financing grants that will be a reduction of costs.

(e)

Includes $140 million ($35 million at the Company’s share), which is an allocable share of the total $190 million purchase price paid by the joint venture in August 2018 for the existing buildings and land.

(f)	Monthly base rent payments are anticipated to commence during the third quarter of 2022, with base rent abatements from the second through ninth month following rent commencement.
(g)

This section includes potential developments or redevelopments that the Company is considering. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects.

(h)	This estimated range of incremental redevelopment costs could increase if the Company and its joint ventures decide to expand the scope as the redevelopment plans get refined.

The Macerich Company

Corporate Information

Stock Exchange Listing

New York Stock Exchange

Symbol: MAC

The following table shows high and low sales prices per share of common stock during each quarter in 2019, 2018 and 2017 and dividends per share of common stock declared and paid by quarter:

	Market Quotation per Share		Dividends
Quarter Ended:	High	Low	Declared and Paid
March 31, 2017	$73.34	$62.14	$0.71
June 30, 2017	$67.18	$56.06	$0.71
September 30, 2017	$61.55	$52.12	$0.71
December 31, 2017	$67.53	$52.45	$0.74
March 31, 2018	$69.73	$54.35	$0.74
June 30, 2018	$60.00	$53.55	$0.74
September 30, 2018	$60.95	$54.36	$0.74
December 31, 2018	$55.54	$40.90	$0.75
March 31,2019	$47.05	$41.63	$0.75

Dividend Reinvestment Plan

Stockholders may automatically reinvest their dividends in additional common stock of the Company through the Direct Investment Program, which also provides for purchase by voluntary cash contributions. For additional information, please contact Computershare Trust Company, N.A. at 800-567-0169.

Corporate Headquarters The Macerich Company 401 Wilshire Boulevard, Suite 700 Santa Monica, California 90401 310-394-6000 www.macerich.com	Transfer Agent Computershare P.O. Box 30170 College Station, TX 77842-3170 800-567-0169 www.computershare.com

Macerich Website

For an electronic version of our annual report, our SEC filings and documents relating to Corporate Governance, please visit macerich.com.

Investor Relations

Jean Wood Vice President, Investor Relations Phone: 424-229-3366 jean.wood@macerich.com